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                                                                Exhibit 10.1(n)

March 19, 1996
Page

                                             March 19, 1996


Mr. Stephen Adams
c/o Affinity Group, Inc.
2575 Vista Del Mar Drive
Ventura, CA  93001

Dear Steve:

            This letter agreement (the "Amendment") is made by and between Stephen Adams or his designated assignee ("Purchaser"), and The Mentus Group, Inc., a Delaware corporation (the "Company" or "Mentus"), for the purpose of amending that certain Stock Purchase Agreement between Purchaser and Mentus dated December 26, 1995, (the "Stock Purchase Agreement" or "Agreement"), with the effective date of such amendment to be December 26, 1995 (the "Effective Date").

A G R E E M E N T:

            Purchaser and Mentus hereby agree to modify the Stock Purchase Agreement as herein set forth as of the Effective Date. Except as modified hereby, all of the terms and conditions of the Stock Purchase Agreement shall remain in full force and effect.

Section 4 is modified in its entirety to read as follows:

            4. Purchaser Sophistication; Access to Information. Purchaser's acquisition of the Adams Shares is the result of negotiations between the parties. By executing the Stock Purchase Agreement, Purchaser acknowledges that
(i) Purchaser has been provided with or has had full and complete access and opportunity to obtain all information concerning the Company and its business, and all other items deemed relevant by Purchaser, to evaluate the merits and risks of an investment in the Common Stock and (ii) Purchaser has had an opportunity to ask questions of, and receive satisfactory answers from, the Company concerning the Common Stock, the Company and the transactions contemplated hereby. Any questions raised by Purchaser concerning the Common Stock, the Company, and the transactions contemplated hereby have been answered to the satisfaction of Purchaser. Purchaser or Purchaser's representatives are knowledgeable and experienced in financial and business matters and are in a position to make an informed investment decision concerning an investment in the Common Stock. Consequently, based upon the information received by the Purchaser from the Company, Purchaser has reached its own conclusions as to the viability of the business contemplated by the
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March 19, 1996
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Company.

Section 5 is modified so that the title of the Section reads as follows:

            "5. Representations and Warranties of the Purchaser."

The following is added to the Agreement as Section 5A:

            5A. Representations and Warranties of the Company. The Company hereby, by its acknowledgement, execution and delivery of this Agreement, represents and warrants to the Purchaser that, as of the Effective Date:

      (a) American Consumer Service Network ("ACSN") is owned and operated by the Company; provided that Purchaser understands that the Company in certain territories is contemplating a business structure pursuant to which certain rights related to ACSN may be licensed to and operated by entities other than the Company. No operations related to ACSN are conducted, and no rights in respect of ACSN are owned by the Principals (as defined herein) or any affiliate of the Principals.

      (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has corporate power to own its properties and assets and to carry on its business as is now being conducted and is proposed to be conducted, and is duly qualified or licensed to conduct business in each state where the business currently conducted by the Company requires such qualification or license. The authorized capital stock of the Company consists of: 1,000,000 shares of Common Stock, $.01 par value, of which 239,850 shares are validly issued and outstanding (exclusive of any Adams Shares); and 20,000 shares of 8.25% Convertible Exchangeable Preferred Stock ("Preferred Stock"), authorized pursuant to the Certificate of the Designations, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations and Restrictions of 8.25% Convertible Exchangeable Preferred Stock, as amended, of which 6,000 shares are issued and outstanding. All of the outstanding shares of the Common Stock (exclusive of any Adams Shares) and Preferred Stock are duly authorized, validly issued and non-assessable. The Adams Shares have been or will be duly authorized and validly issued and, upon payment by the Purchaser of the Purchase Price, the Adams Shares will be fully paid and non-assessable. The Company has outstanding warrants to purchase 3,100 shares of Common Stock. The Company has a 1993 Stock Option Plan (the "1993 Plan") and a 1994 Stock Option Plan (the "1994 Plan"). Both the 1993 Plan and the 1994 Plan permit the granting of incentive stock options and non-qualified options. A total of 4,000 shares of the Company's Common Stock have been reserved for issuance for options that may be granted under the 1993 Plan, and options to purchase 3,406 shares of Common Stock are outstanding. A total of 8,000 shares of the Company's Common Stock have been reserved for issuance for options that may be granted under the 1994 Plan. Options for the purchase of 1,200 shares of Common Stock have been exercised under the 1994 Plan, and there are zero (0) options currently outstanding under the 1994 Plan.

      (c) All necessary corporate proceedings of the Company have been or will be duly and validly taken to authorize the execution, delivery and performance of the Agreement and this Amendment by the Company and the issuance of the Adams' Shares as contemplated by the
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March 19, 1996
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Agreement. The Agreement and this Amendment have been or will be duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and are enforceable (except as such enforceability may be limited by bankruptcy, insolvency and other laws, legal and equitable principles) in accordance with their respective terms.

      (d) The execution and delivery of the Agreement and this Amendment do not, and the consummation of the transactions contemplated by the Agreement will not, violate or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or to the best of the Company's knowledge any provisions of, or result in the acceleration of any obligation under, any mortgage, deed of trust, indenture, note, lien, lease, franchise, license, permit, agreement, instruments, order, arbitration award, judgment or decree, or in the termination of any material license, franchise, lease or permit to which the Company is a party or is bound and to the best of the Company's knowledge will not violate or conflict with any other restriction of any material kind or character to which the Company is subject.

      (e) Adams has received a copy of the Company's annual financial statements for the fiscal year ended December 31, 1994 (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of the Company as of such dates and the results of its operations for such periods then ended and have been prepared in all material respects with generally accepted accounting principles applied on a consistent basis.

      (f) The Company is not a party to, subject to, or threatened with, any judgment, decree or order, or any suit or proceeding brought by any governmental agency or by any other person in which an adverse result would have material adverse effect on the assets, business or operation of the Company. The Company has not received notice of, and to the best of the Company's knowledge has not been investigated for or threatened with a charge for possible violation of any provision of any foreign, Federal, state or local law or administrative ruling or regulation relating to any aspect of the Company's business or operations.

      (g) Neither the Agreement, this Amendment, the Joinder Agreement (executed in connection with the Agreement by Gerard P. Joyce and Thomas M. Pugliese (the "Principals")), the Registration Rights Agreement, the Financial Statements, any other document, certificate, schedule or statement attached hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, taking into account the circumstances under which such statements were made.

      The representations, warranties and covenants of the Company contained herein shall survive the issuance of the Adams' Shares by the Company to Purchaser.

The following is added to the Agreement as Section 5B:

            5B. Covenants of the Company. The Company hereby covenants and agrees that:

      (a) Purchaser shall have a right, subject to the terms and conditions set forth below and
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March 19, 1996
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the Certificate of Incorporation of the Company, to subscribe to and purchase any additional non-public issue of Common Stock from the Company or any security convertible into such Common Stock in an amount necessary to maintain Purchaser's then existing percentage of ownership of Common Stock represented by the Adams Shares held by Purchaser plus any shares of Common Stock (or other security convertible into Common Stock) purchased through the exercise of this right and held by Purchaser, on a fully diluted basis, assuming conversion of all then outstanding warrants, options and convertible securities, and the Company shall take such action as is required under applicable law to provide such right to the Purchaser. Such right shall not apply to the issuances of stock, options, warrants or securities convertible into Common Stock, issued by the Company to employees (provided that, with respect to issuances to the Principals, Section 5B(b) below applies) or third parties, including without limitation underwriters, officers, directors and consultants, as an incentive or as partial or total compensation for services. In the event of any proposed issuance as to which the foregoing right would apply, the Company shall notify Purchaser in writing of the existence of such proposed issuance and the material terms thereof. If such issuance is proposed to be made pursuant to a written offer or other written understanding, such notice shall contain a true, correct and complete copy of such writing. The Company agrees to take all necessary and appropriate corporate actions in order to effect the foregoing right and the issuance of shares to the Purchaser upon exercise by Purchaser of such rights. Purchaser shall have ten days thereafter to notify the Company of Purchaser's exercise of the right, and, if Purchaser exercises such right, Purchaser thereafter shall be obligated to acquire the shares of Common Stock (or other securities convertible into shares of Common Stock) as to which such right applies on the same terms and conditions as any other party receiving shares of Common Stock (or other securities convertible into shares of Common Stock) in such issuance. In the event of any modification to the material terms of such transaction, the Company shall promptly notify Purchaser of the modification, and Purchaser shall have three business days to rescind the exercise of its right. Purchaser understands that the consummation of any purchase of shares as a result of the exercise of the foregoing right shall not be effective until all appropriate corporate actions have been taken. The foregoing right is an agreement between the Company and Purchaser as identified on the date of the Agreement, is not transferrable (except that the right may be transferred to no more than 3 entities at least 51% of the equity securities of which are held, directly or indirectly, by Stephen Adams) and is not a characteristic or right of the Adams Shares. Any attempt to transfer the right granted hereunder (except in accordance with the preceding sentence) is void. The rights granted under this Section shall terminate at such time as (i) there have been sold equity securities of the Company pursuant to a registration statement or statements filed under the Securities Act of 1933, as amended, in an aggregate amount of at least $10 million or (ii) the Company is required to register any of its equity securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      (b) The Company shall not, directly or indirectly, conduct any business or enter into any transaction or series of transactions with or for the benefit of the Principals, except in good faith and upon the approval of directors not party to such transaction, and (except as to transactions related to employment and compensation for employment) on terms that are, in the aggregate, no less favorable to the Company than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an affiliate of the Company or such individuals. Until (i) there have been sold equity or debt securities of the Company pursuant to a registration statement or statements filed under the Securities Act of 1933, as amended, in an aggregate amount of at least $10 million or (ii) the Company is required to register any of its equity or debt securities
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March 19, 1996
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pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the
Company shall not issue new shares of capital stock of the Company to the Principals, including under any incentive or non-incentive stock option plan, except if the Purchaser shall have been afforded the right to purchase shares of capital stock, in amounts and pursuant to the procedure established in paragraph
(a) above, on identical terms and conditions.

      (c) All rights pertaining to ACSN, derived therefrom or developed in connection therewith constitute a corporate opportunity of the Company and will not be exploited or otherwise availed of by either of the Principals or any of their affiliates unless they have first been offered to the Company.

Section 6(c) shall be modified in its entirety to read as follows:

      (c) The Company may place "stop transfer" restrictions against the Adams Shares consistent with the foregoing legend.
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March 19, 1996
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The parties acknowledge and agree that:

(a) the second installment under Section 2(b) of the Stock Purchase Agreement is paid concurrently with the execution and delivery of this Amendment, and that such payment shall be deemed timely made and not in violation of the Stock Purchase Agreement;

(b) true and correct copies of the Certificate of Incorporation, as amended, and Bylaws of the Company have been provided to Purchaser.

(c) the Company has disclosed to Purchaser that, subsequent to the Effective Date, the Company was made party to an action currently pending in Minnesota State District Court for Hennepin County, Minnesota, as Visual Circuits Corporation v. The Mentus Group, Inc., the substantive claims of which the Company denies and which the Company is vigorously defending.

      This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one instrument.

      The parties hereto have executed this Amendment to Stock Purchase Agreement to be effective as of the Effective Date.

                                          "MENTUS"
                                          The Mentus Group, Inc., a Delaware
                                          corporation


                                          By:_______________________________
                                          Its:______________________________


                                          "PURCHASER"

                                          __________________________________
                                          Stephen Adams